EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Trustees and Shareholders of
Keystone Property Trust:

We consent to the reference to our firm under the heading “Experts” in the Registration Statements on Form S-3 (File Nos. 333-59251, 333-67637, 333-74277, 333-77627, 333-89095, 333-92741, 333-31504 and 333-110450) and Form S-8 (File No. 333-70529).

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 18, 2004

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